      As filed with the Securities and Exchange Commission on July 25, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 _______________________________________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 _______________________________________________

                        CAPITAL ONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                         54-171854
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                      2890 Fairview Park Drive, Suite 1300
                          Falls Church, Virginia 22042
               (Address of Principal Executive Offices) (Zip Code)

                        CAPITAL ONE FINANCIAL CORPORATION
                             ASSOCIATE SAVINGS PLAN
                             AS AMENDED AND RESTATED
                            (Full Title of the Plan)

                           John G. Finneran, Jr., Esq.
        Executive Vice President, General Counsel and Corporate Secretary
                      2980 Fairview Park Drive, Suite 1300
                          Falls Church, Virginia 22042
                     (Name and Address of Agent for Service)

                                 (703) 205-1000
          (Telephone Number, Including Area Code, of Agent for Service)


                         ______________________________

                                    Copy to:

                                 Mary E. Alcock
                            Cleary, Gottlieb, Steen &
                                    Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
  Title of Securities            Amount             Proposed Maximum       Proposed Maximum           Amount of
         to be                    to be            Offering Price Per     Aggregate Offering        Registration
       Registered              Registered                Share                   Price                   Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01                      3,000,000 shares (1)(2)       $30.275 (3)         $90,825,000 (3)         $8,355.90 (3)

------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of common stock of Capital One Financial Corporation (the "Common Stock") that may be offered and sold hereunder.

(2) Represents an estimate of the number of shares that will be purchased with aggregate employee contributions to be made to the Capital One Financial Corporation Associate Savings Plan, as Amended and Restated (the "Plan") during the four-year period from July 23, 2002 through June 30, 2006.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to shares of Common Stock issuable pursuant to the Plan and based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on July 24, 2002.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

                                     Part I

         The information specified in Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Note 1 to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The information required in the
Section 10(a) prospectus is included in the documents being maintained and delivered by Capital One Financial Corporation (the "Registrant") as required by
Part I of Form S-8 and by Rule 428 under the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents, heretofore filed by the Registrant and the Plan with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K, dated March 22, 2002, relating to the fiscal year ended December 31, 2001;

         (b) The Plan's Annual Report on Form 11-K, dated June 24, 2002, relating to the fiscal year ended December 31, 2001;

         (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on January 16, 2002, April 16, 2002, April 23, 2002 and July 16, 2002;

         (d) The Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2002; and

         (e) The descriptions of the Registrant's Common Stock which are contained in the registration statements on Form 8-A filed on August 24, 1994 and November 16, 1995 by the Registrant to register such securities under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         John G. Finneran, Jr., Esq., Executive Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5.1, holds 27,051 shares of Common Stock, vested options to purchase an additional 131,652 shares of Common Stock issued under the Registrant's 1994 Stock Incentive Plan and unvested options to purchase an additional 523,293 shares of Common Stock issued under the Registrant's 1994 Stock Incentive Plan.

Item 6. Indemnification of Directors and Officers.

         Under Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding, civil or criminal, by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.

         Article XI of the Registrant's Restated Certificate of Incorporation and Section 6.7 of the Registrant's Bylaws provide, in general, for mandatory indemnification of directors and officers to the fullest extent permitted from time to time by the GCL or any other applicable law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

         Under Article X of the Registrant's Restated Certificate of Incorporation, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant also maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of the Registrant.

         The Plan provides for indemnification of each member of the committee responsible for administering the Plan against all costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against any of them alleging any act of omission or commission performed while discharging their duties with respect to the Plan, other than liability incurred as a result of that person's gross negligence or willful misconduct.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

         Exhibit No.       Document
         -----------       --------

         4.1 Capital One Financial Corporation Associate Savings Plan, as Amended and Restated

         4.2 Amended and Restated Certificate of Incorporation of the Registrant

         4.3 Certificate of Amendment to Restated Certificate of Incorporation of the Registrant

         4.4               Amended and Restated Bylaws of the Registrant

         5.1 Opinion of John G. Finneran, Jr., General Counsel of the Registrant, regarding the validity of the securities being registered

         23.1              Consent of Ernst & Young LLP, Independent Auditors

         23.2 Consent of John G. Finneran, Jr., General Counsel of the Registrant (included in Exhibit 5.1)

         24.1              Power of Attorney (included on signature page)

         Pursuant to Item 8(b) of Part II of Form S-8, the undersigned Registrant hereby undertakes that it has, both in the past and currently, submitted the Plan to the Internal Revenue Service (the "IRS") in a timely manner and it has in the past, and will currently make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Capital One Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 23rd day of July, 2002.

                                        CAPITAL ONE FINANCIAL CORPORATION


                                        By: /s/ John G. Finneran, Jr.
                                            --------------------------------
                                            John G. Finneran, Jr., Esq.
                                            Executive Vice President, General
                                            Counsel and Corporate Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey, John G. Finneran, Jr., Esq. and Frank R. Borchert, III, Esq. and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated below on the 23rd day of July, 2002.

         SIGNATURE                                  TITLE

/s/ Richard D. Fairbank          Director, Chairman and Chief Executive Officer
------------------------------   (Principal Executive Officer)
Richard D. Fairbank

/s/ Nigel W. Morris              Director, President and Chief Operating Officer
------------------------------
Nigel W. Morris

/s/ David M. Willey              Executive Vice President and Chief Financial
------------------------------   Officer
David M. Willey                  (Principal Accounting and Financial
                                 Officer)

/s/ W. Ronald Dietz              Director
------------------------------
W. Ronald Dietz

/s/ James A. Flick, Jr.          Director
------------------------------
James A. Flick, Jr.

/s/ Patrick W. Gross             Director
------------------------------
Patrick W. Gross

/s/ James V. Kimsey              Director
------------------------------
James V. Kimsey

/s/ Stanley I. Westreich         Director
------------------------------
Stanley I. Westreich

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on July 23, 2002.

                                       CAPITAL ONE FINANCIAL CORPORATION
                                       ASSOCIATE SAVINGS PLAN, AS AMENDED AND
                                       RESTATED



                                        By  /s/ John G. Finneran, Jr.
                                           ---------------------------------
                                           John G. Finneran, Jr. on behalf of
                                            the Benefits Committee

                                  EXHIBIT INDEX

Exhibit                            Description                            Method of Filing
Number
 4.1       Capital One Financial Corporation Associate Savings Plan,    Filed herewith
           as Amended and Restated

 4.2       Amended and Restated Certificate of Incorporation of the     Filed as Exhibit 3.1
           Registrant                                                   to the Registrant's
                                                                        Annual Report on Form
                                                                        10-K, for the year
                                                                        ending December 31,
                                                                        1994  (File No. 1-
                                                                        13300) and
                                                                        incorporated herein by
                                                                        reference

 4.3       Certificate of Amendment to Restated Certificate of          Filed as Exhibit 3.1.2
           Incorporation of the Registrant                              to the Registrant's
                                                                        Report on Form 8-K,
                                                                        filed January 16, 2001
                                                                        (File No. 1-13300)

 4.4       Amended and Restated Bylaws of the Registrant                Filed as Exhibit 3.2
                                                                        to the Registrant's
                                                                        Annual Report on Form
                                                                        10-K, as amended, for
                                                                        the year ending
                                                                        December 31, 1999
                                                                        (File No.1-13300) and
                                                                        incorporated herein by
                                                                        reference

 5.1       Opinion of John G. Finneran, Jr., General Counsel of the     Filed herewith
           Registrant, regarding the validity of the securities being registered

23.1       Consent of Ernst & Young  LLP, Independent Auditors          Filed herewith

23.2       Consent of John G. Finneran, Jr., General Counsel of the     Filed herewith
           Registrant (included in Exhibit 5.1)

24.1       Power of Attorney (included on signature page)               Filed herewith